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                        [LETTERHEAD OF HALE AND DORP LLP]
                               Counsellors at Law


                                                    August 26, 2002

Boston Advisors Trust
100 Federal Street, 29/th/ Floor
Boston, MA  02110

         Re:      Post-Effective Amendment No. 4 to
                  Boston Advisors Trust's
                  Registration Statement on Form N-1A
                  (File Nos. 333-90049; 811-09675)

Ladies and Gentlemen:

         As counsel to Boston Advisors Trust (the "Trust"), we have reviewed post-effective amendment no. 4 to the Trust's Registration Statement, prepared by the Trust for electronic filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the "1933 Act"), that the post-effective amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

         We hereby consent to your filing this letter with the Securities and Exchange Commission together with the above-captioned post-effective amendment to the Fund's Registration Statement on Form N-1A. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

                                              Very truly yours,

                                              /s/ Hale and Dorr LLP

                                              Hale and Dorr LLP